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CNH Industrial completes the acquisition of Raven Industries

London, November 30, 2021

CNH Industrial N.V. (NYSE: CNHI / MI: CNHI) today announced that it has completed its acquisition of Raven Industries, Inc., a U.S.-based leader in precision agriculture technology. The acquisition builds upon a long partnership and is an important milestone in CNH Industrial's digital transformation.

“Raven is a true pioneer in the precision agriculture space, and their technology is a perfect strategic fit that will differentiate us from our peers and significantly improve our competitive position,” said Scott Wine, Chief Executive Officer, CNH Industrial. “This acquisition will add strong innovation capabilities to accelerate our precision and digital strategy. I would like to commend both the Raven and CNH Industrial teams who are collaborating closely on a seamless transition to make this truly transformative deal progress smoothly.”

CNH Industrial is laser focused on delivering immediate value for its brands’ dealer partners and their customers, the world’s farmers. The first in-house products featuring fully integrated Raven precision agriculture systems will become available in 2022.

Headquartered in Sioux Falls, South Dakota, Raven was founded over 65 years ago and has created a leadership position in precision agriculture, high performance specialty films, and aerospace and defense solutions.

CNH Industrial N.V. (NYSE: CNHI /MI: CNHI) is a global leader in the capital goods sector with established industrial experience, a wide range of products and a worldwide presence. Each of the individual brands belonging to the Company is a major international force in its specific industrial sector: Case IH, New Holland Agriculture and Steyr for tractors and agricultural machinery; Case and New Holland Construction for earth moving equipment; Iveco for commercial vehicles; Iveco Bus and Heuliez Bus for buses and coaches; Iveco Astra for quarry and construction vehicles; Magirus for firefighting vehicles; Iveco Defence Vehicles for defence and civil protection; and FPT Industrial for engines and transmissions. More information can be found on the corporate website: www.cnhindustrial.com

CNH Industrial N.V. Corporate Office: 25 St James’s Street London, SW1A 1HA

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Forward-looking statements
All statements other than statements of historical fact contained in this press release including statements regarding our future responses to and effects of the COVID-19 pandemic; competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements, including those related to the COVID- 19 pandemic, are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements. Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: the unknown duration and economic, operational and financial impacts of the global COVID-19 pandemic and the actions taken or contemplated by governmental authorities or others in connection with the pandemic on our business, our employees, customers and suppliers, including supply chain disruptions caused by mandated shutdowns and the adverse impact on customers, borrowers and other third parties to fulfill their obligations to us; disruption caused by business responses to COVID-19, including remote working arrangements, which may create increased vulnerability to cybersecurity or data privacy incidents; our ability to execute business continuity plans as a result of COVID-19; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods-related products, including demand uncertainty caused by COVID-19; general economic conditions in each of our markets, including the significant economic uncertainty and volatility caused by COVID-19; travel bans, border closures, other free movement restrictions, and the introduction of social distancing measures in our facilities may affect in the future our ability to operate as well as the ability of our suppliers and distributors to operate; changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; volatility in international trade caused by the imposition of tariffs, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; production difficulties, including capacity and supply constraints and excess inventory levels; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; price pressure on new and used vehicles; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, follow-on private litigation in various jurisdictions after the settlement of the EU antitrust investigation announced on July 19, 2016, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; our pension plans and other post-employment obligations; further developments of the COVID-19 pandemic on our operations, supply chains, distribution network, and level of demand for our products, as well as negative evolutions of the economic and financial conditions at global and regional levels; political and civil unrest; volatility and deterioration of capital and financial markets, including possible effects of “Brexit”, other pandemics, terrorist attacks in Europe and elsewhere; our ability to realize the

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anticipated benefits from our business initiatives as part of our strategic plan; the impact of significant or unanticipated material extraordinary transactions or any business combinations and other similar transaction on our businesses; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures; expected benefits and costs of the proposed spin-off of the Company’s On-Highway business; the expected timing of completion of the spin-off transaction; the ability of the Company to complete the spin-off transaction considering the various conditions to the completion of the spin-off transaction (some of which are outside the Company’s control); business disruption during the pendency of or following the spin-off transaction, diversion of management time on the spin-off transaction-related issues, and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing. Further information concerning factors, risks, and uncertainties that could materially affect the Company’s financial results is included in our annual report on Form 20-F for the year ended December 31, 2020, prepared in accordance with U.S. GAAP and in the Company’s EU Annual Report at December 31, 2020, prepared in accordance with EU-IFRS. Investors are expressly invited to refer to and consider the information on risks, factors, and uncertainties incorporated in the above-mentioned documents, in addition to the information presented here. Forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update or revise publicly our forward-looking statements, whether as a result of new developments or otherwise.

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